UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 19, 2016

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue, Building 10 Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 19, 2016, the Company held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, a total of 61,870,206 shares of the Company’s common stock were entitled to vote as of March 28, 2016, the record date for the Annual Meeting. There were 59,424,775 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on two proposals. Set forth below are the matters acted upon by the shareholders, and the final voting results of each such proposal.

Proposal 1.  Election of Directors.

Shareholders of the Company elected Alfred F. Altomari, Steinar J. Engelsen, M.D. and William H. Lewis to serve as Class I directors on the Board for a three-year term expiring on the date of the Company’s 2019 Annual Meeting of Shareholders. The results of the vote taken at the Annual Meeting with respect to the election of Alfred F. Altomari, Steinar J. Engelsen, M.D. and William H. Lewis as Class I directors were as follows:

	For	Withheld	Broker Non- Votes

Alfred F. Altomari	46,512,854	425,828	12,486,093
Steinar J. Engelsen, M.D.	44,974,373	1,964,309	12,486,093
William H. Lewis	46,810,325	128,357	12,486,093

Proposal 2.  Ratification of Independent Registered Public Accounting Firm.

The shareholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The voting results were as follows:

	For	Against	Abstentions

Ratification of Ernst & Young LLP	58,809,639	603,694	11,442

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2016	INSMED INCORPORATED

	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	General Counsel and Corporate Secretary